UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2008

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

In response to a recommendation by RiskMetrics Group’s ISS Governance Services, a shareholder advisory service, OraSure Technologies, Inc. (the “Company”) is disclosing additional information related to the Company’s 2000 Stock Award Plan (the “Plan”). The Company is currently soliciting stockholder approval of several amendments to the Plan, including an increase of 2,500,000 shares available for issuance as awards under the Plan, at the Company’s annual meeting of stockholders scheduled to be held on May 13, 2008 (the “2008 Annual Meeting”). Under the provisions of the Plan, as of March 31, 2008 there were:

(a)	1,147,764 shares of the Company’s common stock remaining available for grant as stock options or other equity awards;

(b)	5,168,802 stock options issued and outstanding, with a weighted-average exercise price of $7.67 per share and a weighted average remaining contractual term of 6.79 years; and

(c)	981,248 restricted shares issued and unvested, with a weighted-average grant date fair value of $8.24 per share.

If the proposed amendments to the Plan are approved at the 2008 Annual Meeting , the maximum number of shares that will be available for issuance pursuant to the Plan, as restricted awards, performance awards, or other stock-based awards, is 2,397,764 shares. Shares subject to any award that expires or is cancelled will become available for future award under the Plan.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 2, 2008	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel
and Secretary